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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the registration statements of Roy F. Weston, Inc. and Subsidiaries on Forms S-8 (File Nos. 33-56757 and 33-56755) of our reports dated February 8, 1995 on our audits of the consolidated financial statements and financial statement schedule of Roy
F. Weston, Inc. and Subsidiaries as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993, and 1992 which reports are either included in or incorporated by reference into this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1995





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